Exhibit 10.2

                                 Rivkalex Corp.
                              7 Sutton Place South
                            Lawrence, New York 11559

August 20, 2004

Mr. Dov Perlysky
President
Lawrence Consulting Group, Inc.
2 Lakeside Drive West
Lawrence, New York 11559

Dear Mr. Perlysky:

      The purpose of this letter is to set forth the terms under which Lawrence Consulting Group, Inc. (the "Advisor") will provide services to Rivkalex Corp. ("Rivkalex").

      1. The term of this agreement shall commence on the date hereof and shall continue until terminated as provided in paragraph 4 hereof (the "Engagement Period"). During the Engagement Period, Advisor will assist Rivkalex in determining necessary technology investments in order to maximize its return on these investments. Advisor agrees to furnish such time to Rivkalex as Advisor and Rivkalex deem necessary to accomplish Advisor's obligations hereunder.

      2. As full compensation for Advisor's services hereunder, Advisor will be paid a fee equal to $200 per hour for every hour of consulting services provided by Advisor to Rivkalex.

      Advisor shall be entitled to reimbursement of any out-of-pocket expenses incurred by it in connection with its activities hereunder provided that Advisor provides Rivkalex with signed vouchers or other satisfactory evidence of the occurrence of such expenses.

      3. Advisor is not authorized to enter into any agreement or commitment on Rivkalex's behalf and shall have no right, power or authority to do so or to bind Rivkalex in any way.

      4. This Agreement shall be for a term of one (1) year from the date hereof and shall automatically be renewed for additional one (1) year periods unless terminated in writing by either party no later than thirty (30) days prior to the end of the then existing term.

      5. All notices and other communications under this Agreement shall be in writing and deemed to have been duly given if mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid, and addressed to either of the parties at the addresses set forth herein, or to such other address as either party may give to the other under this Agreement.

      6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successes and assigns. Neither this Agreement nor any term thereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge, or termination is sought. This Agreement comprises the entire agreement and understanding between the parties hereto and there are no additional agreements or understandings of any kind either written or oral which relate to the subject matter hereof.

      7. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed solely within such State. The parties hereto hereby consent to the exclusive jurisdiction of the courts of the State of New York or the Federal Courts located in New York City or Nassau County, New York to resolve any disputes hereunder.

      8. If any one or more of the provisions of this Agreement shall be held to be invalid illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or any part thereof shall not in any way be affected or impaired thereby.

      9. This Agreement may be executed in counterparts.

      If the foregoing correctly sets forth your understanding of the matters set forth above, would you please signify your agreement thereto by signing a copy of this letter in the space provided below and returning it to us, whereupon this letter will become a binding agreement between Advisor and Rivkalex.

                                                   Very truly yours,

                                                   RIVKALEX CORP.

                                                   By:________________________
                                                            Rosalind Davidowitz
                                                            President

ACCEPTED AND AGREED THIS
         DAY OF AUGUST 2004
--------

LAWRENCE CONSULTING GROUP, INC.

By:____________________________________
         Dov Perlysky
         President

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